CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

          We consent to the references to our firm under the captions "Financial Highlights" for Stein Roe Cash Reserves Fund in the Stein Roe Money Market Prospectus, Stein Roe Intermediate Bond Fund, Class S, Stein Roe Income Fund, Class S, and Stein Roe High Yield Fund, Class S (three of the series comprising Liberty-Stein Roe Funds Income Trust) in the Stein Roe Taxable Bond Funds Prospectus, Liberty Intermediate Bond Fund Class A Prospectus, Liberty Income Bond Fund Class A Prospectus, and Liberty High Yield Bond Fund Class A Prospectus and "Independent Auditors" and "Financial Statements" in each Statement of Additional Information of the Liberty-Stein Roe Funds Income Trust and to the incorporation by reference in Post-Effective Amendment Number 44 to the Registration Statement (Form N-1A, No. 33-02633) of our reports dated August 22, 2001 on the financial statements and financial highlights Stein Roe Cash Reserves Fund, Stein Roe Intermediate Bond Fund, Stein Roe Income Fund, Stein Roe High Yield Fund, Liberty Intermediate Bond Fund Class A, Liberty Income Bond Fund Class A, and Liberty High Yield Fund Class A (seven of the series comprising Liberty-Stein Roe Funds Income Trust) and SR&F Cash Reserves Portfolio, SR&F Intermediate Bond Portfolio, SR&F Income Portfolio and SR&F High Yield Portfolio (four of the series comprising SR&F Base Trust) included in the Stein Roe Mutual Funds Annual Reports dated June 30, 2001.




                                                    ERNST & YOUNG LLP

                                                    /s/ERNST & YOUNG LLP

Boston, Massachusetts
October 25, 2001